SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 23, 2001

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, include area code:   651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On November 23, 2001, the Company announced that Henkel KGaA ("Henkel") has elected to receive payment in cash for the previously announced sale to the Company of Henkel's 50 percent interest in the Henkel-Ecolab joint venture.  Based on present estimates, and subject to post-closing adjustments, the Company will pay Henkel and its affiliates approximately 497,400,000 Euros.  The payment will be made in the form of 60-day prepayable notes.  The closing is expected to occur on November 30, 2001.

A copy of the News Release issued by Ecolab is attached hereto as Exhibit (99).  The News Release sets forth certain risk factors and uncertainties together with other disclosures for the purpose of complying with the Private Securities Litigation Reform Act of 1995.

Item 7.    Financial Statements and Exhibits.

(c)        Exhibits.

(99)  Ecolab Inc. News Release dated November 23, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

By:	/s/ Kenneth A. Iverson
Kenneth A. Iverson
Vice President and Secretary

Date:  November 26, 2001

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	METHOD OF FILING
(99)	Ecolab Inc. News Release dated November 23, 2001	Filed herewith electronically.